EXHIBIT 5.2
[Letterhead of Richards, Layton & Finger, P.A.]
February 20, 2007
J.P. Morgan Securities Inc.,
for itself and as Representative of the
Several Underwriters listed in Schedule 1 to the
Underwriting Agreement
     Re: Comerica Capital Trust II
Ladies and Gentlemen:
     We have acted as special Delaware counsel for Comerica Incorporated, a Delaware corporation (the “Company”), and Comerica Capital Trust II, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.
     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:
          (a) The Certificate of Trust of the Trust, dated June 12, 2001, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on June 13, 2001;
          (b) The Restated Certificate of Trust of the Trust, dated as of November 22, 2006 (the “Certificate”), as filed in the office of the Secretary of State on November 22, 2006;
          (c) The Declaration of Trust of the Trust, dated as of June 12, 2001, among the Company and the trustees of the Trust named therein;
          (d) The Removal and Appointment of Trustees of the Trust, dated as of November 22, 2006, among the Company and the trustees of the Trust named therein;
          (e) The Amended and Restated Declaration of Trust of the Trust, dated as of November 22, 2006, among Company and the trustees of the Trust named therein;
          (f) The Amended and Restated Declaration of Trust and Trust Agreement of the Trust, dated as of February 20, 2007 (the “Declaration”), among the Company, as sponsor, the trustees of the Trust named therein (the “Trustees”) and the holders, from time to time, of undivided beneficial interests in the assets of the Trust;

J.P. Morgan Securities Inc.
February 20, 2007

          (g) The Underwriting Agreement, dated February 12, 2007, (the “Underwriting Agreement”), among the Company, the Trust, and J.P. Morgan Securities Inc., for itself and as representative of the several Underwriters named in Schedule 1 of the Underwriting Agreement;
          (h) The Prospectus, dated February 13, 2007, the Prospectus Supplement, dated February 13, 2007, and the Issuer Free Writing Prospectus, dated February 13, 2007 (together, the “Prospectus”), relating to the 6.576% Trust Capital Securities of the Trust representing undivided beneficial interests in the assets of the Trust issued on the date hereof (each, a “Capital Security” and collectively, the “Capital Securities”); and
          (i) A Certificate of Good Standing for the Trust, dated February 16, 2007, obtained from the Secretary of State.
          Capitalized terms used herein and not otherwise defined are used as defined in the Declaration.
          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.
          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.
          For purposes of this opinion, we have assumed (i) that the Declaration constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Declaration and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, formed or organized, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) except to the extent set forth in paragraphs 2 and 4 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) except to the extent provided in paragraphs 5 and 6 below, that each of the parties to the documents examined by us has duly authorized,

J.P. Morgan Securities Inc.
February 20, 2007

executed and delivered such documents, (vi) the receipt by each Person to whom Capital Securities are to be issued by the Trust (the “Capital Security Holders”) of a Capital Securities Certificate for the Capital Securities in accordance with the Declaration and as described in the Prospectus, (vii) that the Capital Securities have been issued to the Capital Security Holders in accordance with the Declaration and as described in the Prospectus (viii) that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Statutory Trust Act and filing documents with the Secretary of State) or employees in the State of Delaware, and (ix) that the Trust is treated as a grantor trust for federal income tax purposes. We have not participated in the preparation of the Prospectus and assume no responsibility for its contents.
          This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.
          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
          1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act; and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.
          2. Under the Declaration and the Delaware Statutory Trust Act, the Trust has the trust power and authority to own property and conduct its business, all as described in the Prospectus, and to enter into and perform its obligations under each of the Underwriting Agreement, the Capital Securities and the Common Securities.
          3. The Declaration, including the terms of the Capital Securities, constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms, subject, as to enforcement, to the effect upon the Declaration of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent transfer, fraudulent conveyance and similar laws of general applicability relating to or affecting creditors’ rights, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.
          4. Under the Delaware Statutory Trust Act and the Declaration, the Trust has the requisite trust power and authority to (a) execute and deliver, and to perform its obligations under, the Underwriting Agreement, and (b) issue and perform its obligations under the Capital Securities and the Common Securities.

J.P. Morgan Securities Inc.
February 20, 2007

          5. Under the Delaware Statutory Trust Act and the Declaration, (a) the execution and delivery by the Trust of the Underwriting Agreement and the performance by the Trust of its obligations thereunder have been duly authorized by all necessary trust action on the part of the Trust; and (b) the Company is authorized to execute and deliver the Underwriting Agreement on behalf of the Trust.
          6. Under the Delaware Statutory Trust Act, the form of certificate attached to the Declaration to represent the Capital Securities is an appropriate form of certificate to evidence ownership of the Capital Securities. The Capital Securities have been duly authorized by the Declaration and, when delivered to and paid for by the Underwriters, in accordance with Underwriting Agreement, will be validly issued and fully paid and non-assessable beneficial interests in the Trust. The Capital Security Holders are entitled to the benefits provided by the Declaration (subject to the terms of the Declaration); and the Capital Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, provided that the Capital Security Holders may be obligated, pursuant to the Declaration, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Capital Securities Certificates and the issuance of replacement of Capital Securities Certificates, and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Declaration.
          7. The Common Securities have been duly authorized by the Declaration and when issued and delivered by the Trust to the Company against payment therefor described in the Declaration, will be validly issued and fully paid beneficial interests in the Trust. The Company, as holder of the Common Securities, will be entitled to the benefits of the Declaration (subject to the terms of the Declaration).
          8. Under the Delaware Statutory Trust Act and the Declaration, the issuance of the Capital Securities is not subject to any preemptive rights.
          9. The issuance and sale by the Trust of the Capital Securities and the Common Securities, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate or the Declaration, or (ii) any applicable Delaware law or administrative regulation.
          10. No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Capital Securities and the Common Securities or the execution, delivery and performance by the Trust of the Underwriting Agreement.
          11. The Capital Security Holders (other than those Capital Security Holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

J.P. Morgan Securities Inc.
February 20, 2007

          We consent to your relying as to matters of Delaware law upon this opinion in connection with the Underwriting Agreement. We also consent to The Bank of New York’s relying as to matters of Delaware law upon this opinion in connection with the matters set forth herein. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.
Very truly yours,
/s/ Richards, Layton & Finger, P.A.
BJK/BGK